Exhibit 99.2

Chembio Diagnostics to Participate in the Canaccord Genuity Growth Conference

MEDFORD, NY, July 26, 2018 -- Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leader in point-of-care ("POC") diagnostic testing, today announced the Company plans to participate in the upcoming Canaccord Genuity Growth Conference in Boston, MA.

Chembio’s management is scheduled to present Thursday, August 9, 2018 at 2:30pm Eastern Time.  Interested parties may access a live and recorded webcast of the presentation on the “Investor Relations” section of the company’s website at www.chembio.com.

About Chembio Diagnostics
Chembio is a leading point-of-care diagnostics company focused on detecting and diagnosing infectious diseases. The company’s patented DPP® technology platform, which uses a small drop of blood from the fingertip, provides high-quality, cost-effective results in 15-20 minutes. Coupled with Chembio’s extensive scientific expertise, its novel DPP® technology offers broad market applications beyond infectious disease, a number of which are under active development with collaboration partners. Chembio’s products are sold globally, directly and through distributors, to hospitals and clinics, physician offices, clinical laboratories, public health organizations, government agencies, and consumers. Learn more at www.chembio.com.

Contact:
Lynn Pieper Lewis
Gilmartin Group
(415) 937-5402
investor@chembio.com